EXHIBIT 11
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                          FIRST COLORADO BANCORP, INC.

                                   EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
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

                                                    For the three months      For the six months
                                                        Ended June 30,           Ended June 30,
                                                    1998          1997         1998           1997
                                                -----------   -----------   -----------   -----------
Net Income (000's)                              $     4,200   $     4,025   $     9,006   $     8,840
                                                ===========   ===========   ===========   ===========

Weighted Average Shares Outstanding              15,707,280    15,177,188    15,684,130    15,435,250

Basic Earnings Per Share                        $      0.27   $      0.27   $      0.57   $      0.57
                                                ===========   ===========   ===========   ===========

Effect of dilutive securities:
    Stock Options                                   764,107       433,620       751,410       432,736
    Nonvested MRP/MSBP shares                        78,969        56,720        74,120        56,179
                                                -----------   -----------   -----------   -----------

Total weighted average common shares and
    equivalents outstanding for fully diluted
    computation                                  16,550,356    15,667,528    16,509,660    15,924,165
                                                ===========   ===========   ===========   ===========

Diluted earnings per share                      $      0.25   $      0.26   $      0.55   $      0.56
                                                ===========   ===========   ===========   ===========
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Earnings  per share of common  stock for the three and six month  periods  ended
June 30, 1998 and June 30, 1997 has been  determined  by dividing net income for the period by the weighted average number of shares of common stock outstanding, net of unearned ESOP shares of 918,265 and 1,072,303, respectively.